UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2017

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36750	20-5383745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Granite Parkway, Suite 1000
Plano, TX 75024

(Address of principal executive offices, including zip code)

(469) 250-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the completion on September 19, 2017 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated July 4, 2017, by and among Monogram Residential Trust, Inc., a Maryland corporation (“Monogram” or the “Company”), GS Monarch Parent, LLC, a Delaware limited liability company (“Parent”), and GS Monarch Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Acquisition Sub”).  Pursuant to the Merger Agreement, on September 19, 2017, Monogram merged with and into Acquisition Sub, with Acquisition Sub surviving as a wholly-owned subsidiary of Parent (the “Merger”).

Item 1.02           Termination of Material Definitive Agreement.

In connection with the closing of the Merger, on September 19, 2017, Monogram repaid in full and terminated the following material agreements:

•               Credit Agreement, dated as of March 30, 2017, by and among Monogram Residential Facility I, LLC, as the borrower, KeyBank National Association, as agent, JPMorgan Chase Bank, N.A., and Compass Bank, as co-syndication agents, Regions Bank, as documentation agent, KeyBanc Capital Markets, Inc., JPMorgan Chase Bank, N.A., and Compass Bank, as co-lead arrangers and book runners, and the other lenders party thereto, as amended.

•               Credit Agreement, dated as of January 14, 2015, by and among Monogram Residential OP LP, as the borrower, KeyBank National Association, as agent, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBanc Capital Markets, Inc. and JPMorgan Chase Bank, N.A. as co-lead arrangers and book runners, and the other lenders party thereo, as amended, provided the indebtedness evidenced by this Credit Agreement and the deed of trust securing the indebtedness are being assigned to the Walker & Dunlop, LLC, as the lender making the loan secured by the property known as The Mark, and a portion of such indebtedness is being assumed by the owner of such property prior to the same being amended and restated by Walker & Dunlop, LLC.

•               Contribution Agreement by and among Monogram Residential OP LP (f/k/a Behringer Harvard Multifamily OP I LP), Monogram Residential Inc., MR Business Trust, Monogram Residential Addison Circle, LLC, Monogram Residential Pembroke, LLC and the additional guarantors thereto, dated January 14, 2015.

•               Unconditional Guaranty of Payment and Performance from the Company, Monogram Residential Inc., MR Business Trust, Monogram Residential Addison Circle, LLC, and Monogram Residential Pembroke, LLC, collectively as guarantor, to KeyBank National Association, as lender, dated January 14, 2015.

•               Credit Agreement by and among Monogram Residential OP LP (f/k/a Behringer Harvard Multifamily OP I LP) and Behringer Harvard Orange, LLC, collectively as borrower, and NorthMarq Capital, LLC, as lender, dated March 26, 2010.

•               Multifamily Revolving Credit Note by Monogram Residential OP LP (f/k/a Behringer Harvard Multifamily OP I LP) and Behringer Harvard Orange, LLC, as borrower, in favor of NorthMarq Capital, LLC dated March 26, 2010.

•               Multifamily Open-End Mortgage, Assignment of Rents and Security Agreement between Behringer Harvard Orange, LLC, as mortgagor, and NorthMarq Capital, LLC, as mortgagee, dated March 26, 2010.

Item 2.01           Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report is incorporated herein by reference.

On September 19, 2017, the Merger became effective as of 4:01 p.m. Eastern Standard Time (the “Effective Time”).

Pursuant to the Merger Agreement, at the Effective Time:

•                  each share of Monogram common stock, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Time (other than shares owned by Parent, Acquisition Sub and certain of their affiliates), was canceled and converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”);

•                  each Monogram restricted stock award and time-based restricted stock unit award that was outstanding immediately prior to the Effective Time became fully vested, all restrictions thereon lapsed and all such Monogram restricted stock awards and time-based restricted stock unit awards were converted automatically into the right to receive an amount in cash (without interest thereon) in dollars equal to the product of (i) the total number of shares subject to Monogram restricted stock awards or time-based restricted stock unit awards, in each case, without regard to vesting and (ii) the Merger Consideration; and

•                  each Monogram performance restricted stock unit award that was outstanding immediately prior to the Effective Time became vested based on actual performance achieved by the Company from the commencement of the applicable performance period through the date that was 30 days immediately preceding the closing of the Merger in accordance with the terms of the applicable award agreement, and each such Monogram performance restricted stock unit award and related agreement was cancelled and such award converted automatically into the right to receive an amount in cash (without interest thereon) equal to the product of (i) the total number of shares of Monogram common stock subject to such Monogram performance restricted stock unit award and (ii) the Merger Consideration.

The total portfolio value of the Merger and related transactions was approximately $4.4 billion, which was funded through a combination of equity contributions from a private investment group led by Greystar Real Estate Partners (“Greystar”) and including affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge (collectively with Greystar, the “Sponsors”) via a newly formed investment fund, Greystar Growth and Income Fund, LP as well as proceeds from debt financing.  The aggregate portfolio value also includes the value of the institutional joint venture with Stichting Depositary PGGM Private Real Estate Fund (“PGGM”).  In connection with the Merger, the PGGM joint venture was restructured, and the joint venture interests held by Milky Way Partners, L.P., the primary partner of which is Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government) (“NPS”) were purchased by Greystar pursuant to a separate assignable purchase and sale agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Monogram’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 5, 2017 and is incorporated by reference herein as Exhibit 2.1 to this Current Report.

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 19, 2017, Monogram notified the New York Stock Exchange (the “NYSE”) that the Merger was completed. Monogram’s common stock will cease trading on the NYSE effective September 20, 2017.  In addition, on September 19, 2017, Monogram requested that the NYSE file a delisting application on Form 25 with the SEC to report the delisting of Monogram common stock from the NYSE. Monogram intends to file a certification on Form 15 with the SEC requesting that Monogram’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03           Material Modifications to Rights of Security Holders.

The information contained in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01           Change in Control of the Registrant.

As a result of the completion of the Merger, a change in control of the Company occurred, and Acquisition Sub, as successor by merger to the Company, remained a wholly owned subsidiary of Parent.  The information contained in the Introductory Note and Item 2.01of this Current Report is incorporated by reference into this Item 5.01.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Merger and as contemplated by the Merger Agreement, at the Effective Time, each of Mark T. Alfieri, David D. Fitch, Tammy K. Jones, Jonathan L. Kempner, W. Benjamin Moreland, E. Alan Patton, and Timothy J. Pire, being all of the directors on the board of directors of Monogram as of immediately prior to the Effective Time, tendered their respective resignations as directors from the board of directors of Monogram and from all committees of the board of directors of Monogram on which such directors served, effective as of the Effective Time.

Immediately prior to the Effective Time and in connection with the completion of the Merger, each of the officers of Monogram (Mark T. Alfieri, Daniel Swanstrom, II, Peggy Daly, Howard S. Garfield, Ross P. Odland, and James J. McGinley) has resigned from his or her respective office. Effective as of the Effective Time, the directors and officers of Acquisition Sub have become the directors and officers of the surviving company.

The information contained in Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

Item 8.01           Other Events.

On September 19, 2017, Monogram and Greystar issued a joint press release announcing the completion of the Merger described above in Item 2.01 of this Current Report.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated July 4, 2017, by and among GS Monarch Parent, LLC, GS Monarch Acquisition, LLC and Monogram Residential Trust, Inc. (incorporated herein by reference to Exhibit 2.1 to Monogram Residential Trust, Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2017).

99.1	Press Release, dated September 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MONARCH ACQUISITION, LLC (successor by merger to Monogram Residential Trust, Inc.)

Date: September 19, 2017	By:	/s/ A. JOSHUA CARPER
A. Joshua Carper
Vice President and Secretary